EXHIBIT NO. 99.(g) 14

AMENDMENT TO FUND ACCOUNTING AGREEMENT

This Amendment (this “Amendment”) to the Fund Accounting Agreement, dated as of November 13, 2006 (as amended from time to time, the “Agreement”), by and among JPMorgan Chase Bank, N.A. (the “Bank”), and each entity listed on Appendix A thereto (each, a “Fund” and collectively, the “Funds”), is made and entered into on this May 3, 2022.

WHEREAS, the Bank and the Funds desire to amend the Agreement to add MFS Intrinsic Value Fund as a Fund;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.	Appendix A is deleted in its entirety and replaced by Appendix A attached hereto as Exhibit 1.

2.	All other terms and conditions of the Agreement are hereby ratified, and the Agreement shall, except as expressly modified herein, continue in full force and effect.

3.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment as of May 3, 2022.

Each of the Investment Companies listed on Appendix A, on Behalf of each of Their Respective Portfolios

By:	Christopher R. Bohane
Name: Christopher R. Bohane
Title: Assistant Secretary

JPMorgan Chase Bank, N.A.

By:	Gregory Cook
Name: Gregory Cook
Title: Executive Director

Exhibit 1

APPENDIX A

TO

FUND ACCOUNTING AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A. (SUCCESSOR IN INTEREST TO J.P. MORGAN INVESTOR SERVICES CO.) AND EACH OF THE INVESTMENT COMPANIES

Dated as of May 3, 2022

Trust	Fund
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund
MFS Series Trust II	MFS Growth Fund
MFS Series Trust III	MFS Global High Yield Fund MFS High Income Fund MFS High Yield Pooled Portfolio MFS Municipal High Income Fund
MFS Series Trust IV	MFS Mid Cap Growth Fund
MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund
MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund
MFS Series Trust VII	MFS Emerging Markets Equity Research Fund MFS Intrinsic Value Fund
MFS Series Trust VIII	MFS Global Growth Fund MFS Income Fund
MFS Series Trust IX	MFS Corporate Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Total Return Bond Fund

MFS Series Trust X	MFS Blended Research Mid Cap Equity Fund MFS Global Opportunistic Bond Fund MFS International Large Cap Value Fund
MFS Series Trust XII	MFS Core Bond Fund
MFS Series Trust XIII	MFS Diversified Income Fund MFS Government Securities Fund
MFS Series Trust XIV	MFS Institutional Money Market Portfolio
MFS Series Trust XV	MFS Global Alternative Strategy Fund
MFS Series Trust XVI	MFS Prudent Investor Fund
MFS Municipal Series Trust	MFS Alabama Municipal Bond Fund
MFS Arkansas Municipal Bond Fund
MFS California Municipal Bond Fund
MFS Georgia Municipal Bond Fund
MFS Maryland Municipal Bond Fund
MFS Massachusetts Municipal Bond Fund
MFS Mississippi Municipal Bond Fund
MFS Municipal Income Fund
MFS Municipal Intermediate Fund
MFS New York Municipal Bond Fund
MFS North Carolina Municipal Bond Fund
MFS Pennsylvania Municipal Bond Fund
MFS South Carolina Municipal Bond Fund
MFS Virginia Municipal Bond Fund
MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional International Equity Fund